Exhibit 99.1

Contact: Mark J. Grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636
News Release

Banner Corporation Announces Fourth Quarter and Year End Results

Walla Walla, WA – January 26, 2011 - Banner Corporation (NASDAQ GSM: BANR), the parent company of Banner Bank and Islanders Bank, today reported that it had a net loss of $12.7 million in the quarter ended December 31, 2010, compared to a net loss of $42.7 million in the immediately preceding quarter and a net loss of $3.5 million in the fourth quarter a year ago.

“Further margin expansion and increased net interest income supported strong revenue generation during the fourth quarter, despite a decline in income from mortgage banking operations.  Throughout the year ended December 31, 2010, we have improved our core business by continuing to change the composition of our deposit portfolio, growing non-interest-bearing and other core deposit balances and adding customer relationships, while strengthening our on-balance-sheet liquidity and capital base, realigning and refocusing our delivery platforms and effectively managing controllable operating expenses,” said Mark J. Grescovich, President and Chief Executive Officer.  “The result has been meaningful improvement in our core operations and growth in recurring revenues compared to similar periods a year earlier.  While we are pleased that we continued to make progress in these areas in the fourth quarter, our still too high level of non-performing assets and related credit costs again adversely affected our operating results.  Although we made modest progress during the quarter in reducing non-performing loans and selling acquired real estate, significantly improving our asset quality through aggressive management of our problem assets remains the primary focus for Banner that will allow us to return to profitability.”

In the fourth quarter, Banner paid a $1.6 million dividend on the $124 million of senior preferred stock it issued to the U.S. Treasury in the fourth quarter of 2008 in connection with its participation in the Treasury’s Capital Purchase Program.  In addition, Banner accrued $398,000 for related discount accretion.  Including the preferred stock dividend and related accretion, the net loss to common shareholders was $0.13 per share for the quarter ended December 31, 2010, compared to a net loss to common shareholders of $0.40 per share in the third quarter of 2010 and $0.27 per share for the fourth quarter a year ago.

For the year 2010, Banner reported a net loss of $61.9 million compared to a net loss of $35.8 million for 2009. The full year 2010 results included an $18.0 million non-cash provision for income taxes as a result of adjustments to current and deferred tax assets.  Results for the full year 2009 included a tax benefit of $27.1 million.  For the year ended December 31, 2010, the net loss to common shareholders, including the preferred stock dividend and related accretion, was $1.03 per share, compared to a net loss of $2.33 per share for 2009.

Credit Quality

“Our credit quality metrics further stabilized during the quarter, with non-performing loans, real estate owned and total non-performing asset levels all decreasing at December 31, 2010 compared to the prior quarter end,” said Grescovich.  “However, the provision for loan losses and expenses related to real estate owned remained high in the fourth quarter.  Charge-offs and delinquencies, as well as real estate expenses and valuation adjustments continued to be concentrated in loans for the construction of single-family homes and residential land development projects.  Our exposure to one-to-four family residential construction and land development loans has continued to decline and at year-end had been reduced to just 9.4% of total loans outstanding.  Although this is slightly below our long-term target range under improved market conditions, we do expect the land development portion of this portfolio to continue to decline over the near term.  Our impairment analysis and charge-off actions reflect current appraisals and valuation estimates and our reserve levels are substantial, resulting in increased coverage ratios relative to both non-performing loans and total loans at quarter end.  We will remain diligent in our efforts to reduce credit costs substantially in 2011and beyond as further problem asset resolution occurs and the economy continues to recover.”

Banner recorded a $20.0 million provision for loan losses in the fourth quarter of 2010, the same as in the preceding quarter.  In the fourth quarter of 2009, Banner recorded a provision for loan losses of $17.0 million.  For the year ended December 31, 2010, Banner’s provision for loan losses was $70.0 million compared to $109.0 million for the year ended December 31, 2009.  The allowance for loan losses at December 31, 2010 totaled $97.4 million, representing 2.86% of total loans outstanding and 64% of non-performing loans.  Non-performing loans totaled $151.5 million at December 31, 2010, compared to $170.3 million in the preceding quarter and $213.9 million a year earlier.  Banner’s real estate owned and repossessed assets totaled $100.9 million at December 31, 2010, compared to $107.3 million three months earlier and $77.8 million a year ago.  Net charge-offs in the fourth quarter of 2010 totaled

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BANR – Fourth Quarter 2010 Results
January 26, 2011

0.55% of average loans outstanding, compared to $19.1 million, or 0.53% of average loans outstanding for the third quarter of 2010 and $16.9 million, or 0.44% of average loans outstanding for the fourth quarter a year ago.  Net charge-offs for the full year 2010 were $67.9 million, or 1.88% of average loans compared to $88.9 million, or 2.28% of average loans outstanding in 2009.  Non-performing assets totaled $254.3 million at December 31, 2010, compared to $278.2 million in the preceding quarter and $295.9 million a year earlier.  At year-end, Banner’s non-performing assets were 5.77% of total assets, compared to 6.05% at the end of the preceding quarter and 6.27% a year ago.

One-to-four family residential construction, land and land development loans were $321.1 million, or 9.4% of the total loan portfolio at December 31, 2010, compared to $523.5 million, or 13.8% of the total loan portfolio a year earlier.  The geographic distribution of these residential construction, land and land development loans was approximately $102.9 million, or 32%, in the greater Puget Sound market, $142.3 million, or 44%, in the greater Portland, Oregon market and $13.4 million, or 4%, in the greater Boise, Idaho market as of December 31, 2010.  The remaining $62.5 million, or 20%, was distributed in the various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.

Non-performing residential construction, land and land development loans and related real estate owned were $134.1 million, or 53% of non-performing assets at December 31, 2010.  The geographic distribution of non-performing construction, land and land development loans and related real estate owned included approximately $54.5 million, or 41%, in the greater Puget Sound market, $56.1 million, or 42%, in the greater Portland market and $13.6 million, or 10%, in the greater Boise market, with the remaining $9.9 million, or 7%, distributed in the various eastern Washington, eastern Oregon and northern Idaho markets served by Banner Bank.

Income Statement Review

“We further significantly reduced our cost of funds during the quarter through changes in our deposit mix and additional re-pricing opportunities.  The reduced cost of funds made it possible for us to improve our net interest margin by 18 basis points compared to the immediately preceding quarter and to increase it by 32 basis points compared to the fourth quarter a year ago, despite significant pressure on asset yields,” said Grescovich.  “Loan yields, which have been relatively stable for a number of quarters, decreased slightly in the fourth quarter, reflecting the impact of the continuing low interest rate environment on new loans and renewals.  However, overall asset yields declined more meaningfully as securities yields declined sharply throughout the year and we continued to maintain a strong level of on-balance-sheet liquidity that is currently invested in short-term instruments that pay very low interest rates.”  Banner’s net interest margin was 3.81% for the fourth quarter, compared to 3.63% in the preceding quarter and 3.49% in the fourth quarter a year ago.  For the year, Banner’s net interest margin was 3.67%, a 34 basis point improvement compared to 3.33% in 2009.

Funding costs for the fourth quarter decreased 25 basis points compared to the previous quarter and 75 basis points from the fourth quarter a year ago.  Deposit costs decreased by 26 basis points compared to the preceding quarter and 80 basis points compared to the fourth quarter a year earlier.  Asset yields decreased five basis points from the prior quarter and 43 basis points from the fourth quarter a year ago.  Loan yields declined two basis points compared to the preceding quarter, and declined three basis points from the fourth quarter a year ago.  Non-accruing loans reduced the margin by approximately 33 basis points in both the fourth quarter and  in the preceding third quarter and approximately 37 basis points in the fourth quarter of 2009.

Net interest income before the provision for loan losses was $40.8 million in the fourth quarter of 2010, compared to $39.9 million in the preceding quarter and $38.3 million in the fourth quarter a year ago.  For the year, net interest income before the provision for loan losses increased 9% to $157.8 million, compared to $144.6 million in 2009.  Revenues from core operations* (net interest income before the provision for loan losses plus total other operating income excluding fair value and other-than-temporary impairment (OTTI) adjustments) were $49.0 million in the fourth quarter of 2010, compared to $49.2 million in the third quarter of 2010 and $45.4 million for the fourth quarter a year ago.  Revenues from core operations for the year increased 7% to $189.4 million, compared to $177.2 million in 2009.

Banner’s fourth quarter 2010 results included a net loss of $706,000 ($706,000 after tax, or $0.01 loss per share) for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, compared to a net gain of $1.4 million ($1.4 million after tax, or $0.02 earnings per share) in the third quarter of 2010 and a net loss of $1.4 million ($0.9 million after tax, or $0.04 loss per share) in the fourth quarter a year ago.  For the year ended December 31, 2010, fair value adjustments resulted in a net gain of $1.7 million ($1.4 million after tax, or $0.02 earnings per share), compared to a net gain of $12.5 million ($8.0 million after tax, or $0.43 earnings per share) for the year ended December 31, 2009.

Total other operating income, which includes the changes in the valuation of financial instruments noted above and OTTI adjustments, was $7.6 million in the fourth quarter of 2010, compared to $7.7 million in the preceding quarter and $5.6 million for the fourth quarter a year ago.  For the year, total other operating income was $29.1 million, compared to $43.7 million in 2009.  There were no OTTI charges during the current fourth quarter as compared to $3.0 million in the prior quarter and none for the fourth quarter a year ago.  OTTI charges for the year totaled $4.2 million as compared to $1.5 million in 2009.  Total other operating income from core operations* (other operating income excluding fair value and OTTI adjustments) for the current quarter was $8.3 million, compared to

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BANR – Fourth Quarter 2010 Results
January 26, 2011

$9.3 million the preceding quarter, and $7.0 million for the fourth quarter a year ago.  For the year, total other operating income from core operations* decreased to $31.6 million, compared to $32.7 million in 2009, primarily as a result of a decline in mortgage banking revenues in 2010.

“Mortgage loan production levels increased modestly during the fourth quarter, although gains on loan sales declined compared to the level recorded in the third quarter when we sold a portion of the loans we had accumulated through our Great Northwest Home Rush program,” said Grescovich.  “Deposit fees and other service charges decreased modestly during the quarter as activity levels for certain of these revenue sources declined slightly; however, these fees increased compared to the fourth quarter a year ago, primarily reflecting account growth and increased volumes of debit and credit card activity, which more than offset decreased overdraft charges.”  Income from mortgage banking operations was $2.1 million in the quarter ended December 31, 2010, compared to $2.5 million in the immediately preceding quarter and $1.3 million in the fourth quarter of 2009.  Deposit fees and other service charges were $5.5 million in the fourth quarter compared to $5.7 million in the preceding quarter and $5.3 million in the fourth quarter a year ago.

“Operating expenses decreased during the quarter compared to the preceding quarter, primarily due to a lower amount of valuation adjustments in the real estate owned portfolio than was recorded during the third quarter of 2010,” said Grescovich.  “Aside from the costs associated with real estate owned, our operating expenses were little changed from recent quarters.  While we are working diligently to keep controllable operating expenses in line, we expect collection expenses and costs associated with real estate owned to remain elevated for a few more quarters as we work down our inventory of non-performing assets.”

Total other operating expenses, or non-interest expenses, were $41.0 million in the fourth quarter of 2010, compared to $46.3 million in the preceding quarter and $34.8 million in the fourth quarter a year ago.  For the year, other operating expenses were $160.8 million compared to $142.1 million in 2009.  The increase in operating expense for the year largely reflects charges, including valuation adjustments, related to Banner’s real estate owned, which increased to $26.0 million for the year compared to $7.1 million a year ago.

*Earnings information excluding fair value and OTTI adjustments (alternately referred to as total other operating income from core operation or revenues from core operations) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in the Company’s core operations reflected in the current quarter’s results.  Where applicable, the Company has also presented comparable earnings information using GAAP financial measures.

Balance Sheet Review

“Loan demand remained soft as both businesses and consumers continued to deleverage their balance sheets and remain very cautious in the current economic environment.  In addition, we have continued to intentionally reduce our construction and land development loans during the past year, including additional reductions in the most recent quarter.  As a result, total loans declined further in the fourth quarter,” said Grescovich.

Net loans were $3.31 billion at December 31, 2010, compared to $3.40 billion at September 30, 2010 and $3.69 billion a year ago.  At December 31, 2010, our one-to-four family construction loans totaled $153.4 million, an $85.8 million reduction over the past year and a reduction of $501.6 million from their peak quarter-end balance of $655.0 million at June 30, 2007.  Similarly, total construction, land and land development loans have declined by $796.4 million from their peak quarter-end balance of $1.24 billion at June 30, 2007.

Total assets were $4.41 billion at December 31, 2010, compared to $4.60 billion at the end of the preceding quarter and $4.72 billion a year ago.  Deposits totaled $3.59 billion at year-end, compared to $3.76 billion at the end of the preceding quarter and $3.87 billion a year ago.  Non-interest-bearing accounts totaled $600 million at December 31, 2010, compared to $613 million at the end of the preceding quarter and $582 million a year ago, a year-over-year increase of 3%.  At December 31, 2010, interest-bearing transaction and savings accounts were $1.43 billion, compared to $1.46 billion at the end of the preceding quarter and $1.34 billion a year ago, a year-over-year increase of 7%.

“We made further progress in implementing our strategies to strengthen the franchise through our super community bank model,” said Grescovich.  “We have significantly reduced our reliance on higher cost certificates of deposit by emphasizing core deposit activity in non-interest-bearing and other transaction and savings deposit products.  This strategy continues to help improve our cost of funds and increase the opportunity for deposit fee revenue.  Much lower rates on renewed and retained certificates of deposit also significantly contributed to the decline in the cost of deposits and are expected to provide a substantial benefit in future periods.”

Tangible stockholders’ equity at December 31, 2010 was $502.9 million, including $119.0 million attributable to preferred stock.  Tangible book value per common share was $3.40 at year-end.  During 2010, Banner completed a common stock offering, issuing a total of 85,639,000 shares in the offering, resulting in net proceeds of approximately $161.6 million.  At December 31, 2010, Banner had 113.2 million shares outstanding, compared to 21.5 million shares outstanding a year ago.  Tangible common stockholders’ equity was $383.9 million at December 31, 2010, or 8.73% of tangible assets, compared to $397.0 million, or 8.65% of tangible assets at September 30, 2010 and $276.7 million, or 5.87% of tangible assets a year ago.

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BANR – Fourth Quarter 2010 Results
January 26, 2011

Augmented by the recent stock offering, Banner Corporation and its subsidiary banks continue to maintain capital levels significantly in excess of the requirements to be categorized as “well-capitalized” under applicable regulatory standards.  Banner Corporation used a significant portion of the net proceeds from the offering to strengthen Banner Bank’s regulatory capital ratios while retaining the balance for general working capital purposes, including additional capital investments in its subsidiary banks if appropriate.  Through December 31, 2010, Banner Corporation had invested $110.0 million of the net proceeds as additional paid-in common equity in Banner Bank, although no additional equity investment was made during the most recent quarter.  Banner Corporation’s Tier 1 leverage capital to average assets ratio was 12.24% and its total capital to risk-weighted assets ratio was 16.88% at December 31, 2010.  Banner Bank’s Tier 1 leverage ratio was 10.84% at December 31, 2010, and in excess of the minimum level of 10% targeted in our Memorandum of Understanding agreed to with the FDIC.

Conference Call

Banner will host a conference call on Thursday, January 27, 2011, at 8:00 a.m. PST, to discuss fourth quarter and year-end results.  The conference call can be accessed live by telephone at (480) 629-9723 to participate in the call.  To listen to the call online, go to the Company’s website at www.bannerbank.com.  A replay will be available for a week at (303) 590-3030, using access code 4399064.

About the Company

Banner Corporation is a $4.41 billion bank holding company operating two commercial banks in Washington, Oregon and Idaho.  Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, the credit risks of lending activities, including changes in the level and trend of loan delinquencies and write-offs and changes in our allowance for loan losses and provision for loan losses that may be impacted by deterioration in the housing and commercial real estate markets and may lead to increased losses and non-performing assets and may result in our allowance for loan losses not being adequate to cover actual losses; changes in general economic conditions, either nationally or in our market areas; changes in the levels of general interest rates and the relative differences between short and long-term interest rates, deposit interest rates, our net interest margin and funding sources; fluctuations in the demand for loans, the number of unsold homes, land and other properties and fluctuations in real estate values in our market areas; secondary market conditions for loans and our ability to sell loans in the secondary market; results of examinations of us by the Board of Governors of the Federal Reserve System and of our bank subsidiaries by the Federal Deposit Insurance Corporation, the Washington State Department of Financial Institutions, Division of Banks or other regulatory authorities, including the possibility that any such regulatory authority may, among other things, institute a formal or informal enforcement action against us or any of the Banks which could require us to increase our reserve for loan losses, write-down assets, change our regulatory capital position or affect our ability to borrow funds or maintain or increase deposits, which could adversely affect our liquidity and earnings; our compliance with regulatory enforcement actions; the requirements and restrictions that have been imposed upon Banner and Banner Bank under the memoranda of understanding with the Federal Reserve Bank of San Francisco (in the case of Banner) and the FDIC and the Washington DFI (in the case of Banner Bank) and the possibility that Banner and Banner Bank will be unable to fully comply with the memoranda of understanding, which could result in the imposition of additional requirements or restrictions; legislative or regulatory changes that adversely affect our business including changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules; our ability to attract and retain deposits; further increases in premiums for deposit insurance; our ability to control operating costs and expenses; the use of estimates in determining fair value of certain of our assets, which estimates may prove to be incorrect and result in significant declines in valuation; staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our workforce and potential associated charges; the failure or security breach of computer systems on which we depend; our ability to retain key members of our senior management team; costs and effects of litigation, including settlements and judgments; our ability to implement our business strategies; our ability to successfully integrate any assets, liabilities, customers, systems, and management personnel we may acquire into our operations and our ability to realize related revenue synergies and cost savings within expected time frames and any goodwill charges related thereto; our ability to manage loan delinquency rates; increased competitive pressures among financial services companies; changes in consumer spending, borrowing and savings habits; the availability of resources to address changes in laws, rules, or regulations or to respond to regulatory actions; our ability to pay dividends on our common and preferred stock and interest or principal payments on our junior subordinated debentures; adverse changes in the securities markets; inability of key third-party providers to perform their obligations to us; changes in accounting policies and practices, as may be adopted by the financial institution regulatory agencies or the Financial Accounting Standards Board including additional guidance and interpretation on accounting issues and details of the implementation of new accounting methods; the economic impact of war or terrorist activities; other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; future legislative changes in the United States Department of Treasury  Troubled Asset Relief Program Capital Purchase Program; and other risks detailed in Banner’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for 2011 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us, and could negatively affect our operating and stock price performance.

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BANR – Fourth Quarter 2010 Results
January 26, 2011

RESULTS OF OPERATIONS	Quarters Ended			Twelve Months Ended
(in thousands except shares and per share data)	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	Dec 31, 2010	Dec 31, 2009

INTEREST INCOME:
Loans receivable	$49,390	$51,162	$55,013	$205,784	$223,035
Mortgage-backed securities	902	972	1,265	4,045	6,057
Securities and cash equivalents	1,936	2,116	2,030	8,253	8,278
	52,228	54,250	58,308	218,082	237,370

INTEREST EXPENSE:
Deposits	9,521	12,301	17,663	52,320	83,211
Federal Home Loan Bank advances	314	323	602	1,318	2,627
Other borrowings	584	604	652	2,448	2,205
Junior subordinated debentures	1,052	1,100	1,054	4,226	4,754
	11,471	14,328	19,971	60,312	92,797
Net interest income before provision for loan losses	40,757	39,922	38,337	157,770	144,573

PROVISION FOR LOAN LOSSES	20,000	20,000	17,000	70,000	109,000
Net interest income	20,757	19,922	21,337	87,770	35,573

OTHER OPERATING INCOME:
Deposit fees and other service charges	5,515	5,702	5,345	22,009	21,394
Mortgage banking operations	2,086	2,519	1,253	6,370	8,893
Loan servicing fees	177	146	(167)	951	93
Miscellaneous	514	919	592	2,302	2,292
	8,292	9,286	7,023	31,632	32,672
Other-than-temporary impairment losses	- -	(3,000)	- -	(4,231)	(1,511)
Net change in valuation of financial instruments carried at fair value	(706)	1,366	(1,411)	1,747	12,529
Total other operating income	7,586	7,652	5,612	29,148	43,690

OTHER OPERATING EXPENSE:
Salary and employee benefits	17,045	17,093	16,166	67,490	68,674
Less capitalized loan origination costs	(2,123)	(1,731)	(1,853)	(7,199)	(8,863)
Occupancy and equipment	5,501	5,546	5,699	22,232	23,396
Information / computer data services	1,531	1,501	1,580	6,132	6,264
Payment and card processing services	1,942	2,018	1,610	7,067	6,396
Professional services	1,740	1,500	2,251	6,401	6,084
Advertising and marketing	1,740	2,025	1,701	7,457	7,639
Deposit insurance	1,999	2,282	2,150	8,622	9,968
State/municipal business and use taxes	616	630	524	2,259	2,154
Real estate operations	7,044	11,757	1,920	26,025	7,147
Amortization of core deposit intangibles	600	600	648	2,459	2,645
Miscellaneous	3,399	3,107	2,371	11,856	10,576
Total other operating expense	41,034	46,328	34,767	160,801	142,080
Income (loss) before provision for (benefit from) income taxes	(12,691)	(18,754)	(7,818)	(43,883)	(62,817)

PROVISION FOR (BENEFIT FROM ) INCOME TAXES	- -	23,988	(4,276)	18,013	(27,053)
NET INCOME (LOSS)	(12,691)	(42,742)	(3,542)	(61,896)	(35,764)

PREFERRED STOCK DIVIDEND AND DISCOUNT ACCRETION:
Preferred stock dividend	1,550	1,550	1,550	6,200	6,200
Preferred stock discount accretion	398	398	373	1,593	1,492
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(14,639)	$(44,690)	$(5,465)	$(69,689)	$(43,456)

Earnings (loss) per share available to common shareholder
Basic	$(0.13)	$(0.40)	$(0.27)	$(1.03)	$(2.33)
Diluted	$(0.13)	$(0.40)	$(0.27)	$(1.03)	$(2.33)
Cumulative dividends declared per common share	$0.01	$0.01	$0.01	$0.04	$0.04

Weighted average common shares outstanding
Basic	112,059,269	110,514,868	20,616,861	67,654,343	18,646,836
Diluted	112,059,269	110,514,868	20,616,861	67,654,343	18,646,836
Common shares issued in connection with exercise of stock options or DRIP	1,691,572	1,252,200	1,507,485	5,858,920	4,387,552

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BANR – Fourth Quarter 2010 Results
January 26, 2011

FINANCIAL CONDITION
(in thousands except shares and per share data)	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009

ASSETS
Cash and due from banks	$39,756	$46,146	$78,364
Federal funds and interest-bearing deposits	321,896	441,977	244,641
Securities - at fair value	95,379	101,760	147,151
Securities - available for sale	200,227	153,903	95,667
Securities - held to maturity	72,087	66,929	74,834
Federal Home Loan Bank stock	37,371	37,371	37,371

Loans receivable:
Held for sale	3,492	3,545	4,497
Held for portfolio	3,399,625	3,494,557	3,785,624
Allowance for loan losses	(97,401)	(96,435)	(95,269)
	3,305,716	3,401,667	3,694,852

Accrued interest receivable	15,927	17,866	18,998
Real estate owned held for sale, net	100,872	107,159	77,743
Property and equipment, net	96,502	98,300	103,542
Other intangibles, net	8,609	9,210	11,070
Bank-owned life insurance	56,653	56,141	54,596
Other assets	55,087	58,758	83,392
	$4,406,082	$4,597,187	$4,722,221

LIABILITIES
Deposits:
Non-interest-bearing	$600,457	$613,313	$582,480
Interest-bearing transaction and savings accounts	1,433,248	1,459,756	1,341,145
Interest-bearing certificates	1,557,493	1,687,417	1,941,925
	3,591,198	3,760,486	3,865,550

Advances from Federal Home Loan Bank at fair value	43,523	46,833	189,779
Customer repurchase agreements and other borrowings	175,813	178,134	176,842
Junior subordinated debentures at fair value	48,425	48,394	47,694

Accrued expenses and other liabilities	21,048	24,624	24,020
Deferred compensation	14,603	13,877	13,208
	3,894,610	4,072,348	4,317,093

STOCKHOLDERS' EQUITY
Preferred stock - Series A	119,000	118,602	117,407
Common stock	509,457	506,418	331,538
Retained earnings (accumulated deficit)	(115,348)	(99,575)	(42,077)
Other components of stockholders' equity	(1,637)	(606)	(1,740)
	511,472	524,839	405,128
	$4,406,082	$4,597,187	$4,722,221

Common Shares Issued:
Shares outstanding at end of period	113,153,465	111,461,893	21,539,590
Less unearned ESOP shares at end of period	240,381	240,381	240,381
Shares outstanding at end of period excluding unearned ESOP shares	112,913,084	111,221,512	21,299,209

Common stockholders' equity per share (1)	$3.48	$3.65	$13.51
Common stockholders' tangible equity per share (1) (2)	$3.40	$3.57	$12.99

Tangible common stockholders' equity to tangible assets	8.73%	8.65%	5.87%
Consolidated Tier 1 leverage capital ratio	12.24%	12.12%	9.62%

(1)	- Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the ESOP.
(2)	- Tangible common equity excludes preferred stock, goodwill, core deposit and other intangibles.

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BANR – Fourth Quarter 2010 Results
January 26, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	Dec 31, 2009
LOANS (including loans held for sale):
Commercial real estate
Owner occupied	$515,093	$526,599	$509,464		$509,464
Investment properties	550,610	534,338	573,495		573,495
Multifamily real estate	134,634	150,396	153,497		153,497
Commercial construction	62,707	64,555	80,236		80,236
Multifamily construction	27,394	48,850	57,422		57,422
One- to four-family construction	153,383	174,312	239,135		239,135
Land and land development
Residential	167,764	189,948	284,331		284,331
Commercial	32,386	24,697	43,743		43,743
Commercial business	585,457	596,152	637,823		637,823
Agricultural business including secured by farmland	204,968	210,904	205,307		205,307
One- to four-family real estate	682,924	681,138	703,277		703,277
Consumer	99,761	106,922	110,937		110,937
Consumer secured by one- to four-family real estate	186,036	189,291	191,454		191,454
Total loans outstanding	$3,403,117	$3,498,102	$3,790,121		$3,790,121
Restructured loans performing under their restructured terms	$57,273	$46,243	$43,683		$43,683
Loans 30 - 89 days past due and on accrual	$28,847	$18,242	$34,156		$34,156
Total delinquent loans (including loans on non-accrual)	$180,336	$188,584	$248,006		$248,006
Total delinquent loans / Total loans outstanding	5.30%	5.39%	6.54%		6.54%

GEOGRAPHIC CONCENTRATION OF LOANS AT
December 31, 2010	Washington	Oregon	Idaho	Other		Total

Commercial real estate
Owner occupied	$395,981	$65,808	$49,859		$3,445	$515,093
Investment properties	399,586	101,500	43,406		6,118	550,610
Multifamily real estate	112,526	11,665	9,926		517	134,634
Commercial construction	44,803	9,289	8,615		- -	62,707
Multifamily construction	19,352	8,042	- -		- -	27,394
One- to four-family construction	76,893	72,421	4,069		- -	153,383
Land and land development
Residential	87,383	67,192	13,189		- -	167,764
Commercial	27,640	1,362	3,384		- -	32,386
Commercial business	410,591	94,116	65,841		14,909	585,457
Agricultural business including secured by farmland	97,651	45,384	61,927		6	204,968
One- to four-family real estate	442,309	209,092	29,155		2,368	682,924
Consumer	71,013	22,797	5,951		- -	99,761
Consumer secured by one- to four-family real estate	128,736	44,113	12,688		499	186,036
Total loans outstanding	$2,314,464	$752,781	$308,010		$27,862	$3,403,117
Percent of total loans	68.0%	22.1%	9.1%		0.8%	100.0%

DETAIL OF LAND AND LAND DEVELOPMENT LOANS AT
December 31, 2010	Washington	Oregon	Idaho	Other		Total

Residential
Acquisition & development	$43,810	$39,477	$5,058	$	- -	$88,345
Improved lots	27,050	20,873	1,075		- -	48,998
Unimproved land	16,523	6,842	7,056		- -	30,421
Total residential land and development	$87,383	$67,192	$13,189	$	- -	$167,764
Commercial & industrial
Acquisition & development	$4,855	$ - -	$549	$	- -	$5,404
Improved land	10,546	- -	- -		- -	10,546
Unimproved land	12,239	1,362	2,835		- -	16,436
Total commercial land and development	$27,640	$1,362	$3,384	$	- -	$32,386

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BANR – Fourth Quarter 2010 Results
January 26, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Quarters Ended			Twelve Months Ended
CHANGE IN THE	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	Dec 31, 2010	Dec 31, 2009
ALLOWANCE FOR LOAN LOSSES

Balance, beginning of period	$96,435	$95,508	$95,183	$95,269	$75,197

Provision	20,000	20,000	17,000	70,000	109,000

Recoveries of loans previously charged off:
Commercial real estate	- -	- -	- -	- -	- -
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	112	163	98	897	715
One- to four-family real estate	11	54	26	136	138
Commercial business	776	204	106	2,865	545
Agricultural business, including secured by farmland	36	9	10	45	38
Consumer	79	77	60	284	275
	1,014	507	300	4,227	1,711
Loans charged off:
Commercial real estate	(1,575)	(1)	(1)	(1,668)	(1)
Multifamily real estate	- -	- -	- -	- -	- -
Construction and land	(11,811)	(11,802)	(12,302)	(43,592)	(64,456)
One- to four-family real estate	(2,483)	(1,134)	(1,500)	(7,860)	(8,795)
Commercial business	(3,211)	(5,802)	(2,249)	(15,244)	(11,541)
Agricultural business, including secured by farmland	(460)	(492)	(692)	(1,940)	(3,877)
Consumer	(508)	(349)	(470)	(1,791)	(1,969)
	(20,048)	(19,580)	(17,214)	(72,095)	(90,639)
Net charge-offs	(19,034)	(19,073)	(16,914)	(67,868)	(88,928)

Balance, end of period	$97,401	$96,435	$95,269	$97,401	$95,269

Net charge-offs / Average loans outstanding	0.55%	0.53%	0.44%	1.88%	2.28%

ALLOCATION OF
ALLOWANCE FOR LOAN LOSSES	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	Dec 31, 2009
Specific or allocated loss allowance
Commercial real estate	$11,953	$6,988	$8,278	$8,278
Multifamily real estate	3,718	3,870	90	90
Construction and land	32,129	38,666	45,209	45,209
Commercial business	22,556	23,114	22,054	22,054
Agricultural business, including secured by farmland	1,591	2,486	919	919
One- to four-family real estate	8,269	3,555	2,912	2,912
Consumer	2,706	1,899	1,809	1,809

Total allocated	82,922	80,578	81,271	81,271

Estimated allowance for undisbursed commitments	1,426	1,534	1,594	1,594
Unallocated	13,053	14,323	12,404	12,404

Total allowance for loan losses	$97,401	$96,435	$95,269	$95,269

Allowance for loan losses / Total loans outstanding	2.86%	2.76%	2.51%	2.51%

Allowance for loan losses / Non-performing loans	64%	57%	45%	45%

BANR – Fourth Quarter 2010 Results
January 26, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009		Dec 31, 2009

NON-PERFORMING ASSETS

Loans on non-accrual status
Secured by real estate:
Commercial	$24,727	$17,709	$7,300		$7,300
Multifamily	1,889	1,758	383		383
Construction and land	75,734	95,317	159,264		159,264
One- to four-family	16,869	17,026	14,614		14,614
Commercial business	21,100	24,975	21,640		21,640
Agricultural business, including secured by farmland	5,853	6,519	6,277		6,277
Consumer	2,332	2,531	3,923		3,923

	148,504	165,835	213,401		213,401

Loans more than 90 days delinquent, still on accrual
Secured by real estate:
Commercial	- -	437	- -		- -
Multifamily	- -	- -	- -		- -
Construction and land	588	1,469	- -		- -
One- to four-family	2,367	2,089	358		358
Commercial business	- -	350	- -		- -
Agricultural business, including secured by farmland	- -	- -	- -		- -
Consumer	30	162	91		91

	2,985	4,507	449		449

Total non-performing loans	151,489	170,342	213,850		213,850
Securities on non-accrual	1,896	500	4,232		4,232
Real estate owned (REO) and repossessed assets	100,945	107,314	77,802		77,802

Total non-performing assets	$254,330	$278,156	$295,884		$295,884

Total non-performing assets / Total assets	5.77%	6.05%	6.27%		6.27%

DETAIL & GEOGRAPHIC CONCENTRATION OF
NON-PERFORMING ASSETS AT
December 31, 2010	Washington	Oregon	Idaho		Other	Total
Secured by real estate:
Commercial	$19,595	$461	$4,671	$	- -	$24,727
Multifamily	1,889	- -	- -		- -	1,889
Construction and land
One- to four-family construction	9,462	5,317	1,826		- -	16,605
Commercial construction	1,531	- -	- -		- -	1,531
Multifamily construction	- -	- -	- -		- -	- -
Residential land acquisition & development	24,925	13,423	1,788		- -	40,136
Residential land improved lots	2,813	5,414	131		- -	8,358
Residential land unimproved	4,841	2,100	- -		- -	6,941
Commercial land acquisition & development	- -	- -	- -		- -	- -
Commercial land improved	2,455	- -	- -		- -	2,455
Commercial land unimproved	296	- -	- -		- -	296
Total construction and land	46,323	26,254	3,745		- -	76,322
One- to four-family	12,531	5,647	1,058		- -	19,236
Commercial business	15,534	4,629	769		168	21,100
Agricultural business, including secured by farmland	600	832	4,421		- -	5,853
Consumer	1,683	463	216		- -	2,362

Total non-performing loans	98,155	38,286	14,880		168	151,489
Securities on non-accrual	- -	- -	500		1,396	1,896
Real estate owned (REO) and repossessed assets	47,326	39,346	14,273		- -	100,945

Total non-performing assets at end of the period	$145,481	$77,632	$29,653		$1,564	$254,330

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BANR – Fourth Quarter 2010 Results
January 26, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended				Twelve Months Ended
REAL ESTATE OWNED	Dec 31, 2010		Dec 31, 2009		Dec 31, 2010	Dec 31, 2009

Balance, beginning of period	$107,159		$53,576		$77,743	$21,782
Additions from loan foreclosures	16,855		39,802		87,761	101,853
Additions from capitalized costs	1,650		1,712		4,006	6,064
Dispositions of REO	(19,095)		(17,094)		(51,651)	(42,709)
Transfers to property and equipment	- -		- -		- -	(7,030)
Gain (loss) on sale of REO	(524)		(189)		(1,891)	(574)
Valuation adjustments in the period	(5,173)		(64)		(15,096)	(1,643)
Balance, end of period	$100,872		$77,743		$100,872	$77,743

	Quarters Ended
REAL ESTATE OWNED- FIVE COMPARATIVE QUARTERS	Dec 31, 2010		Sep 30, 2010		Jun 30, 2010	Mar 31, 2010	Dec 31, 2009

Balance, beginning of period	$107,159		$101,485		$95,074	$77,743	$53,576
Additions from loan foreclosures	16,855		25,694		17,885	27,327	39,802
Additions from capitalized costs	1,650		841		380	1,136	1,712
Dispositions of REO	(19,095)		(12,145)		(10,532)	(9,879)	(17,094)
Gain (loss) on sale of REO	(524)		(133)		(498)	(737)	(189)
Valuation adjustments in the period	(5,173)		(8,583)		(824)	(516)	(64)
Balance, end of period	$100,872		$107,159		$101,485	$95,074	$77,743

REAL ESTATE OWNED- BY TYPE AND STATE	Washington		Oregon		Idaho	Total

Commercial real estate	$14,127	$	- -	$	- -	$14,127
One- to four-family construction	294		2,724		- -	3,018
Land development- commercial	4,125		6,065		225	10,415
Land development- residential	18,544		22,286		6,905	47,735
Agricultural land	329		- -		1,660	1,989
One- to four-family real estate	9,834		8,271		5,483	23,588
Total	$47,253		$39,346		$14,273	$100,872

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BANR – Fourth Quarter 2010 Results
January 26, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSITS & OTHER BORROWINGS
	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009
DEPOSIT COMPOSITION

Non-interest-bearing	$600,457	$613,313	$582,480

Interest-bearing checking	357,702	359,923	360,256
Regular savings accounts	616,512	618,144	538,765
Money market accounts	459,034	481,689	442,124

Interest-bearing transaction & savings accounts	1,433,248	1,459,756	1,341,145

Interest-bearing certificates	1,557,493	1,687,417	1,941,925

Total deposits	$3,591,198	$3,760,486	$3,865,550

INCLUDED IN TOTAL DEPOSITS

Public transaction accounts	$64,482	$72,076	$78,202
Public interest-bearing certificates	81,809	82,045	88,186

Total public deposits	$146,291	$154,121	$166,388

Total brokered deposits	$102,984	$144,013	$165,016

INCLUDED IN OTHER BORROWINGS
Customer repurchase agreements / "Sweep accounts"	$125,140	$128,149	$124,330

GEOGRAPHIC CONCENTRATION OF DEPOSITS AT
December 31, 2010	Washington	Oregon	Idaho	Total

	$2,740,981	$608,903	$241,314	$3,591,198

			Minimum for Capital Adequacy
REGULATORY CAPITAL RATIOS AT	Actual		or "Well Capitalized"
December 31, 2010	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated
Total capital to risk-weighted assets	$594,411	16.88%	$281,659	8.00%
Tier 1 capital to risk-weighted assets	549,743	15.61%	140,830	4.00%
Tier 1 leverage capital to average assets	549,743	12.24%	179,722	4.00%

Banner Bank
Total capital to risk-weighted assets	502,865	15.06%	333,986	10.00%
Tier 1 capital to risk-weighted assets	460,461	13.79%	200,392	6.00%
Tier 1 leverage capital to average assets	460,461	10.84%	212,444	5.00%

Islanders Bank
Total capital to risk-weighted assets	29,428	14.46%	20,354	10.00%
Tier 1 capital to risk-weighted assets	26,883	13.21%	12,213	6.00%
Tier 1 leverage capital to average assets	26,883	11.25%	11,944	5.00%

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BANR – Fourth Quarter 2010 Results
January 26, 2011

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
		Quarters Ended		Twelve Months	Ended

OPERATING PERFORMANCE	Dec 31, 2010	Sep 30, 2010	Dec 31, 2009	Dec 31, 2010	Dec 31, 2009

Average loans	$3,458,400	$3,570,143	$3,829,717	$3,607,151	$3,900,569
Average securities	418,647	388,711	396,346	398,297	390,966
Average interest earning cash	368,194	405,377	132,408	291,968	56,420
Average non-interest-earning assets	254,242	276,261	235,007	262,888	212,126

Total average assets	$4,499,483	$4,640,492	$4,593,478	$4,560,304	$4,560,081

Average deposits	$3,669,442	$3,776,198	$3,836,327	$3,768,748	$3,758,156
Average borrowings	344,906	334,700	378,376	350,636	400,596
Average non-interest-bearing liabilities	(38,355)	(36,164)	(32,296)	(37,378)	(21,122)

Total average liabilities	3,975,993	4,074,734	4,182,407	4,082,006	4,137,630

Total average stockholders' equity	523,490	565,758	411,071	478,298	422,451

Total average liabilities and equity	$4,499,483	$4,640,492	$4,593,478	$4,560,304	$4,560,081

Interest rate yield on loans	5.67%	5.69%	5.70%	5.70%	5.72%
Interest rate yield on securities	2.46%	2.91%	3.22%	2.91%	3.63%
Interest rate yield on cash	0.26%	0.24%	0.24%	0.24%	0.24%

Interest rate yield on interest-earning assets	4.88%	4.93%	5.31%	5.07%	5.46%

Interest rate expense on deposits	1.03%	1.29%	1.83%	1.39%	2.21%
Interest rate expense on borrowings	2.24%	2.40%	2.42%	2.28%	2.39%

Interest rate expense on interest-bearing liabilities	1.13%	1.38%	1.88%	1.46%	2.23%

Interest rate spread	3.75%	3.55%	3.43%	3.61%	3.23%

Net interest margin	3.81%	3.63%	3.49%	3.67%	3.33%

Other operating income / Average assets	0.67%	0.65%	0.48%	0.64%	0.96%

Other operating income EXCLUDING change in valuation of
financial instruments carried at fair value / Average assets (1)	0.73%	0.54%	0.61%	0.60%	0.68%

Other operating expense / Average assets	3.62%	3.96%	3.00%	3.53%	3.12%

Efficiency ratio (other operating expense / revenue)	84.88%	97.38%	79.11%	86.03%	75.47%

Return (Loss) on average assets	(1.12%)	(3.65%)	(0.31%)	(1.36%)	(0.78%)

Return (Loss) on average equity	(9.62%)	(29.97%)	(3.42%)	(12.94%)	(8.47%)

Return (Loss) on average tangible equity (2)	(9.78%)	(30.49%)	(3.52%)	(13.21%)	(8.72%)

Average equity / Average assets	11.63%	12.19%	8.95%	10.49%	9.26%

(1)	- Earnings information excluding the fair value adjustments and goodwill impairment charge (alternately referred to as operating income (loss) from core operations and expenses from core operations) represent non-GAAP (Generally Accepted
Accounting Principles) financial measures.

(2)	- Average tangible equity excludes goodwill, core deposit and other intangibles.

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